Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases Third Quarter 2013

Financial Results and Updates 2013 Outlook

– Strong Q3 2013 revenue growth of 39% –

– Record instrument revenue of $3.6 million, up 63% –

SEATTLE – November 5, 2013 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the three and nine months ended September 30, 2013.

Highlights of the third quarter include:

•	Total revenue of $8.4 million, 39% year-over-year growth

•	Life Sciences revenue of $8.1 million, 34% year-over-year growth

•	Diagnostics revenue of $0.3 million

•	Instrument revenue of $3.6 million, 63% year-over-year growth

•	Gross margin of 55%, up from 49% in the third quarter of 2012

•	Received ProsignaTM Breast Cancer Assay FDA 510(k) clearance

•	Commercial launch of nCounter ElementsTM through Early Access Program with 15 customers enrolled to date

“We are extremely pleased with the record revenue and gross margins delivered during the third quarter. Our team is successfully capitalizing on strong interest from biopharma customers and cancer researchers across the globe to accelerate growth,” said President and Chief Executive Officer, Brad Gray. “With the FDA 510(k) clearance of our Prosigna Breast Cancer Assay and the launch of nCounter Elements General Purpose Reagents, we are accessing a new market of clinical laboratories looking to provide innovative diagnostics, which we expect will drive future growth.”

Other recent business highlights include:

•	Entered into a collaboration agreement with BD Biosciences to jointly develop single cell isolation and analysis workflow

•	Publication of TransATAC late recurrence data in the Journal of the National Cancer Institute demonstrating that the PAM50 gene signature, the basis for the Prosigna Breast Cancer Assay, provides information to help estimate risk of late distant recurrence in postmenopausal estrogen receptor positive early-stage breast cancer patients

•	Publication of the TransATAC clinical validation study in The Journal of Clinical Oncology, demonstrating advantages of Prosigna relative to other commercially-available breast cancer assays

Revenue for the three months ended September 30, 2013 rose 39% to $8.4 million, from $6.0 million in the third quarter of 2012. Life Sciences revenue was $8.1 million, up 34% from the prior year period. Diagnostics revenue was $0.3 million in the third quarter of 2013 versus no revenue in the 2012 quarter.

Gross margin was 55% in the third quarter of 2013 compared to 49% in the prior year period. The increase was largely due to manufacturing efficiencies from increasing scale, as well as certain favorable overhead cost variances, partially offset by a shift in product mix.

Research and development expense increased to $3.8 million in the 2013 quarter, versus $3.1 million in the third quarter of 2012, reflecting increased investment in technology development. Selling, general and administrative expense was $8.0 million in the 2013 quarter compared to $4.2 million in the prior year period. The increase reflects Prosigna launch costs, investments to expand the Life Sciences commercial organization and other increased corporate costs, including those related to the transition to becoming a public company.

Net loss attributable to common stockholders for the three months ended September 30, 2013 was $7.7 million, or a loss of $0.53 per diluted share, compared with $6.5 million, or a loss of $18.28 per diluted share, for the third quarter of 2012. Non-GAAP net loss for the three months ended September 30, 2013 was $6.4 million, or a loss of $0.44 per diluted share, compared with non-GAAP net loss of $3.9 million, or a loss of $0.49 per diluted share, for the prior year period (see accompanying table for reconciliation of GAAP and non-GAAP financial measures).

The company ended the third quarter with $52.2 million of cash, cash equivalents, and short-term investments.

NanoString’s outlook for 2013 includes:

•	Total revenue in the range of $30.0 to $31.5 million, representing an approximate increase of 31% to 37% over 2012.

•	Life Sciences revenue of $29.0 to $30.0 million, which compares to previous guidance of $28.5 to $30.0 million

•	Diagnostics revenue of $1.0 to $1.5 million, which is unchanged from previous guidance

•	Gross margin in the range of 50% to 53% which compares to previous guidance of 48% to 51%.

•	Net loss in the range of $28.0 to 32.0 million, which compares to previous guidance of $30.0 to $35.0 million.

Conference Call

Management will host an investment community conference call today beginning at 1:30pm PT / 4:30pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the company’s website at: www.nanostring.com. The webcast will be available on the Company’s website for 14 days following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter® Analysis System, which has been employed in basic and translational research since it was first introduced in 2008 and cited in more than 300 peer-reviewed publications, has also now been applied to diagnostic use as the nCounter Dx Analysis System. The company’s technology offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. The company’s technology enables a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The nCounter-based Prosigna™ Breast Cancer Prognostic Gene Signature Assay is the first in vitro diagnostic assay to be marketed through the company’s diagnostics business.

For more information, please visit www.nanostring.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations of continued and sustainable growth, the launch and impact of new products and current estimates of 2013 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, nCounter Elements and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Management of the company believes that these non-GAAP financial measures, considered together with GAAP financial information, provide useful information for investors by excluding certain non-cash and other income and expense that are not indicative of the company’s core operating performance. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Investor Contact:

Lynn Pieper of Westwicke Partners

For NanoString Technologies

lynn.pieper@westwicke.com

415-202-5678

Media Contact:

Nicole Litchfield

For NanoString Technologies

nicole@bioscribe.com

415-793-6468

— Financial Tables Follow —

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Product revenue:
Instruments	$3,552	$2,183	$7,714	$6,262
Consumables	4,417	3,568	12,421	9,325
Service revenue	420	284	1,148	893

Total revenue	8,389	6,035	21,283	16,480
Costs and expenses:
Cost of product revenue	3,784	3,086	10,188	9,076
Research and development	3,784	3,085	10,469	8,253
Selling, general and administrative	7,988	4,170	20,822	10,588

Total costs and expenses	15,556	10,341	41,479	27,917

Loss from operations	(7,167)	(4,306)	(20,196)	(11,437)
Other income (expense):
Interest income	22	4	28	17
Interest expense	(538)	(219)	(1,412)	(551)
Revaluation of preferred stock warrant liability	—	53	1,156	150
Other expense	(17)	(198)	(30)	(26)

Total other income (expense)	(533)	(360)	(258)	(410)

Net loss	(7,700)	(4,666)	(20,454)	(11,847)
Accretion of mandatorily redeemable convertible preferred stock	—	(1,878)	(4,653)	(5,515)

Net loss attributable to common stockholders	$(7,700)	$(6,544)	$(25,107)	$(17,362)

Net loss per share, basic and diluted	$(0.53)	$(18.28)	$(4.74)	$(51.06)

Shares used in calculating basic and diluted net loss per share	14,616	358	5,292	340

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,292	$21,692
Short-term investments	32,922	—
Accounts receivable, net	6,792	3,322
Inventory	5,716	5,380
Prepaid expenses and other	2,820	1,320

Total current assets	67,542	31,714
Deferred offering costs	—	1,765
Property and equipment, net	3,223	3,674
Other assets	528	253

Total assets	$71,293	$37,406

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,874	$2,865
Accrued liabilities	6,419	4,481
Long-term debt, current portion	4,405	2,789
Other	1,790	1,642

Total current liabilities	15,488	11,777
Long-term debt, net of current portion	13,808	9,970
Preferred stock warrant liability	—	3,532
Other non-current liabilities	2,106	2,265

Total liabilities	31,402	27,544
Mandatorily redeemable convertible preferred stock	—	103,622
Total stockholders’ equity (deficit)	39,891	(93,760)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$71,293	$37,406

NANOSTRING TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss attributable to common stockholders (GAAP)	$(7,700)	$(6,544)	$(25,107)	$(17,362)
Accretion of mandatorily redeemable convertible preferred stock	—	1,878	4,653	5,515
Change in the fair value of preferred stock warrant liability	—	(53)	(1,156)	(150)
Stock-based compensation expense	278	149	766	566
Depreciation and amortization	459	493	1,360	1,467
Interest expense	538	219	1,412	551

Net loss (non-GAAP)	$(6,425)	$(3,858)	$(18,072)	$(9,413)

Shares used in calculating basic and diluted net loss per share (GAAP)	14,616	358	5,292	340
Shares of common stock issuable upon conversion of mandatorily redeemable convertible preferred stock	—	7,567	5,723	7,567

Shares used in calculating basic and diluted net loss per share (non-GAAP)	14,616	7,925	11,015	7,907

Net loss per share, basic and diluted (GAAP)	$(0.53)	$(18.28)	$(4.74)	$(51.06)

Net loss per share, basic and diluted (non-GAAP)	$(0.44)	$(0.49)	$(1.64)	$(1.19)